PRO FORMA FINANCIAL INFORMATION

Introduction to the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations

On April 3, 2017, BG Staffing, Inc. ("BG Staffing") acquired substantially all of the assets and assumed certain liabilities of Zycron, Inc. (“Zycron”) for an initial cash consideration paid of $18.5 million and issued $1.0 million (70,670 shares privately placed) of the Company's common stock at closing. An additional $0.5 million was held back as partial security for post-closing purchase price adjustments and indemnification obligations. The purchase agreement further provides for contingent consideration of up to $3.0 million based on the performance of the acquired business for the two years following the date of acquisition. The purchase agreement contained a provision for a “true up” of acquired working capital under a process that will begin approximately 120 days after the closing date. The acquisition of the assets of Zycron allows BG Staffing to strengthen and expand its IT operations through the southeastern region and selected markets across the country with talent and project management services.

The Unaudited Pro Forma Condensed Combining Balance Sheet represents the historical balance sheet of BG Staffing giving effect to the asset purchase agreement as if it had been consummated on March 26, 2017. The Unaudited Pro Forma Condensed Combining Statements of Operations for the fiscal periods then ended represents the historical statement of operations as if the acquisition had been consummated the beginning of BG Staffing's fiscal year ended December 25, 2016 and fiscal quarter ended March 26, 2017.

You should read this information in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combining Statements of Operations.

•	Separate historical financial statements and footnotes of BG Staffing, included in BG Staffing’s annual report on Form 10-K for the fiscal year ended December 25, 2016 as filed March 6, 2017.

•	Separate historical financial statements and footnotes of BG Staffing, included in BG Staffing’s quarterly report on Form 10-Q for the fiscal quarter ended March 26, 2017 as filed April 27, 2017.

•
Separate historical financial statements and footnotes of Zycron, included in this current report on Form 8-K/A, for the calendar year ended December 31, 2016 and unaudited financial statements as of March 31, 2017 and for the three month periods ended March 31, 2017 and 2016.

We present the unaudited pro forma condensed combining financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position would have been had we completed the acquisition on the dates indicated nor is it necessarily indicative of what our operating results actually would have been had we completed the acquisition on any future date or for any future period. In addition, the unaudited pro forma condensed combining financial information does not purport to project the future financial position or operating results of BG Staffing or Zycron.

UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
March 26, 2017

	BG Staffing, Inc.	Zycron, Inc.	Pro Forma Adjustments		Pro Forma Combined
Current assets
Cash and cash equivalents	$—	$887,870	$(887,870)	(a)	$—
Accounts receivable, net	31,407,679	5,055,962	(707,677)	(b)	35,755,964
Prepaid expenses	1,017,667	90,243	(12,689)	(b)	1,095,221
Other current assets	152,577	1,049,933	(1,045,365)	(b)	157,145
Total current assets	32,577,923	7,084,008	(2,653,601)		37,008,330

Property and equipment, net	2,098,379	932,871	(804,440)	(b)	2,226,810

Other assets
Deposits and other long-term assets	2,697,641	759,404	(759,404)	(b)	2,697,641
Deferred income taxes	9,512,455	—	—		9,512,455
Intangible assets, net	22,282,533	1,035,423	12,790,841	(c)	36,108,797
Goodwill	9,184,659	439,100	6,454,212	(c)	16,077,971
Total other assets	43,677,288	2,233,927	18,485,649		64,396,864

Total assets	$78,353,590	$10,250,806	$15,027,608		$103,632,004

Current liabilities
Long-term debt, current portion, net	$—	$369,146	$2,000,000	(d)	$1,963,680
			(369,146)	(b)
			(36,320)	(e)
Accounts payable, accrued payroll and expenses	11,724,965	3,111,589	(110,923)	(b)	14,411,326
			(314,305)	(f)
Accrued interest and other current liabilities	100,379	—	500,000	(g)	600,379
Accrued workers’ compensation	470,536	—	—		470,536
Contingent consideration, current portion	3,757,026	—	—		3,757,026
Lines of credit	—	3,016,000	(3,016,000)	(b)	—
Other current liabilities	—	143,673	(143,673)	(b)	—
Income taxes payable	1,023,170	51,391	(51,391)	(b)	1,023,170
Total current liabilities	17,076,076	6,691,799	(1,541,758)		22,226,117

Line of credit, net	19,665,547	—	(501,212)	(h)	18,528,743
			(635,592)	(e)
Long-term debt, less current portion, net	—	1,700,837	18,000,000	(d)	17,673,124
			(1,700,837)	(b)
			(326,876)	(e)
Contingent consideration, less current portion	1,667,975	—	2,592,053	(i)	4,260,028
Other long-term liabilities	243,471	—	—	(b)	243,471
Deferred taxes	—	143,429	(143,429)	(b)	—
Total liabilities	38,653,069	8,536,065	15,742,349		62,931,483

Common stock	86,693	1,000	(1,000)	(j)	87,400
			707	(k)
Additional paid in capital	36,220,243	92,000	(92,000)	(j)	37,219,536
			999,293	(k)
Retained earnings	3,393,585	1,621,741	(1,621,741)	(j)	3,393,585
Total stockholders' ('s) equity	39,700,521	1,714,741	(714,741)		40,700,521

Total liabilities and stockholders'('s) equity	$78,353,590	$10,250,806	$15,027,608		$103,632,004

The accompanying notes are an integral part of these unaudited pro forma condensed combining financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
For the Fiscal Year Ended December 25, 2016

	BG Staffing, Inc.	Zycron, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$253,852,214	$38,284,079	$—		$292,136,293
Cost of services	193,778,848	30,716,922	—		224,495,770
Gross profit	60,073,366	7,567,157	—		67,640,523

Selling, general and administrative expenses	37,804,208	6,726,423	—		44,530,631
Depreciation and amortization	6,733,341	347,414	(347,414)	(a)	8,650,244
			1,916,903	(b)
Operating income	15,535,817	493,320	(1,569,489)		14,459,648

Loss on extinguishment of debt	404,119	—	—		404,119
Interest expense, net	3,961,617	159,773	(159,773)	(a)	4,963,699
			1,002,082	(c)
Income before income taxes	11,170,081	333,547	(2,411,798)		9,091,830

Income tax expense	4,287,674	44,837	(44,837)	(a)	3,491,263
			(796,411)	(d)
Net income	6,882,407	288,710	(1,570,550)		5,600,567

Other comprehensive loss, net	—	(1,167,886)	1,167,886	(a)	—
Total comprehensive income (loss)	$6,882,407	$(879,176)	$(402,664)		$5,600,567

Net income per share:
Basic	$0.85				$0.68
Diluted	$0.82				$0.66

Weighted-average shares outstanding:
Basic	8,107,637		70,670	(e)	8,178,307
Diluted	8,399,883		70,670	(e)	8,470,553

The accompanying notes are an integral part of these unaudited pro forma condensed combining financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
For the Thirteen Week Period Ended March 26, 2017

	BG Staffing, Inc.	Zycron, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$56,843,687	$9,367,062	$—		$66,210,749
Cost of services	43,172,453	7,421,447	—		50,593,900
Gross profit	13,671,234	1,945,615	—		15,616,849

Selling, general and administrative expenses	9,606,444	1,434,790	—		11,041,234
Depreciation and amortization	1,371,434	103,832	(103,832)	(a)	1,850,660
			479,226	(b)
Operating income	2,693,356	406,993	(375,394)		2,724,955

Interest expense, net	558,619	39,177	(39,177)	(a)	818,098
			259,479	(c)
Income before income taxes	2,134,737	367,816	(595,696)		1,906,857

Income tax expense (benefit)	832,906	49,434	(49,434)	(a)	743,674
			(89,232)	(d)
Net income	1,301,831	318,382	(457,030)		1,163,183

Other comprehensive income, net	—	128,553	(128,553)	(a)	—
Total comprehensive income	$1,301,831	$446,935	$(585,583)		$1,163,183

Net income per share:
Basic	$0.15				$0.13
Diluted	$0.15				$0.13

Weighted-average shares outstanding:
Basic	8,668,955		70,670	(e)	8,739,625
Diluted	8,924,419		70,670	(e)	8,995,089

The accompanying notes are an integral part of these unaudited pro forma condensed combining financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On April 3, 2017, BG Staffing, Inc. ("BG Staffing") acquired substantially all of the assets and assumed certain liabilities of Zycron, Inc. (“Zycron”) for an initial cash consideration paid of $18.5 million and issued $1.0 million (70,670 shares privately placed) of the Company's common stock at closing. An additional $0.5 million was held back as partial security for post-closing purchase price adjustments and indemnification obligations. The purchase agreement further provides for contingent consideration of up to $3.0 million based on the performance of the acquired business for the two years following the date of acquisition. The purchase agreement contained a provision for a “true up” of acquired working capital under a process that will begin approximately 120 days after the closing date.

The Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combining Statements of Operations include the accounts of the both companies. For the 2017 statement of operations of BG Staffing, the historical amounts represent the time period from December 25, 2016 to March 26, 2017. For the 2017 statement of operations of Zycron, the historical amounts represent the time period from January 1, 2017 to March 31, 2017. All significant intercompany transactions and balances have been eliminated in consolidation.

NOTE 2 - PRO FORMA BALANCE SHEET ADJUSTMENTS

(a)	To eliminate cash balance.
(b)	To eliminate non-assumed assets and liabilities of Zycron.
(c)	To record intangible assets and goodwill net of non-assumed assets of Zycron.
(d)	To record cash borrowed on the Term Loan.
(e)	To record deferred charges on the amended and restated credit agreement.
(f)	Estimated working capital adjustment.
(g)	To record hold back for post-closing adjustments.
(h)	To record the pay down on the line of credit.
(i)	To record for estimated contingent consideration.
(j)	To eliminate stockholder's equity of Zycron.
(k)	To record common stock issued at closing.

NOTE 3 - PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS.

(a)	To eliminate Zycron balances.
(b)	To record amortization of identifiable intangible assets.
(c)	To record interest expense on additional borrowings on the Term Loan at a rate of 4.07% and amortization of discount on contingent earn-out consideration at a rate of 9%.
(d)	To record the net tax expense of the pro forma adjustments at an effective tax rate of 39.0% in 2017 and 38.4% in 2016.
(e)	To record shares issued at closing.

NOTE 4 - INTANGIBLE ASSETS

BG Staffing is currently in the process of completing a valuation of the identifiable intangible assets and determining the final working capital adjustment, if any. The allocation of such assets and the related deferred tax consequences, if any, may change.

The following table presents the latest preliminary allocation of purchase price as of the date of acquisition. The preliminary purchase price has been allocated to the assets acquired and liabilities assumed as of the date of acquisition as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Accounts receivable	$4,348,285
Prepaid expenses and other assets	82,122
Property and equipment	128,431
Intangible assets	13,826,264
Goodwill	6,893,312
Liabilities assumed	(3,000,666)
Total net assets acquired	$22,277,748

Cash	$18,500,000
Hold back	500,000
Common stock	1,000,000
Working capital adjustment	(314,305)
Fair value of contingent consideration	2,592,053
Total fair value of consideration transferred for acquired business	$22,277,748

The unaudited preliminary allocation of the intangible assets is as follows:

	Estimated Fair Value	Estimated Useful Lives
Covenants not to compete	$475,000	5 years
Trade name	5,006,000	Indefinite
Customer list	8,345,264	5 years
Total	$13,826,264

NOTE 5 - NON-GAAP FINANCIAL MEASURES

The financial results of Zycron were prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The pro forma financial information provides investors with information about the impact of the acquisition by showing how it might have affected historical financial statements if the transaction had been consummated at an earlier time. If the transaction is structured in such a manner that significantly different results may occur, additional pro forma presentations should be made which give effect to the range of possible results. To help the readers understand Zycron’s financial performance as a division of BG Staffing, the Company supplemented Zycron’s GAAP financial results and pro forma financial information with Management’s Adjusted EBITDA, a non-GAAP financial measure.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Management’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of liquidity. We believe that Management’s Adjusted EBITDA is a useful performance measure and was used by us to facilitate a comparison of Zycron’s operating performance as a division of the Company, and to provide for a more complete understanding of factors affecting our business decision to purchase Zycron. In addition, the financial covenants in our credit agreement are based on utilizing Management’s Adjusted EBITDA as defined in the credit agreement.

We define “Management’s Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items (as explained below) that management did not consider recurring in assessing Zycron’s on-going operating performance.

We present Management’s Adjusted EBITDA information for informational purposes only. The estimate is not necessarily indicative of what Zycron’s operating results would have been had we completed the acquisition for the periods indicated nor does the financial information purport to project the future operating results of Zycron as a division of BG Staffing.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

	Year Ended	Quarter Ended
	December 31, 2016	March 31, 2017
	(dollars in thousands)
Net income	$289	$318
Interest expense, net	159	39
Realized gain on marketable securities	—	—
Income tax expense (benefit)	45	49
Operating income	493	406
Depreciation and amortization	347	104
Other taxes	124	34
EBITDA as reported	964	544
Adjustments to EBITDA:
Non-recurring expenses (a)	924	87
Contract renegotiation (b)	537	—
Compensation (c)	671	135
Reduction in benefit costs (d)	335	98
Non-recurring bad debt (e)	630	—
Other (f)	39	7
Management's adjusted EBITDA	$4,100	$871

(a)
One time and expenses which will not be recurring post acquisition. These included professional fees related to the sale, sporting events, self-insurance, company anniversary costs, certain organization memberships, aviation and vehicle expenses

(b)	2016 mid-year buy-out of a supplier partner which resulted in increased gross margin on a contract

(c)	Elimination of substantially all of the “back-office” personnel functions

(d)	Estimated savings from change in benefit plans

(e)	One time bad debt adjustment

(f)	Other miscellaneous savings